CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Pioneer Bond Fund's (the "Fund") Class A, Class B, Class C and R Shares Prospectuses (in Post-Effective Amendment No. 40 to the Fund's Registration Statement) and Class Y Prospectus (in Post-Effective Amendment No. 40 to the Fund's Registration Statement) and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Fund's Class A, Class B, Class C, Class R and Class Y Shares Statement of Additional Information in Post-Effective Amendment No. 40 to the Fund's Registration Statement, and to the incorporation by reference, in Post-Effective Amendment No. 40, of our report, dated August 5, 2004, on the financial statements and financial highlights of Pioneer Bond Fund in the Annual Report to the Shareowners for the year ended June 30, 2004, all of which are incorporated by reference in Post Effective Amendment No. 40 to the Fund's Registration Statement (Form N-1A, 1933 Nos. 2-62436).

                                       /s/ ERNST & YOUNG LLP


December 7, 2004
Boston, Massachusetts